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                                                                    EXHIBIT 23.8

                          CONSENT OF RICHARD KORSGAARD

     The undersigned, RICHARD KORSGAARD, hereby consents to being named in the accompanying Registration Statement on Form S-4 of Eldorado Bancorp (the "Registrant") as about to become a director of the Registrant in connection with the consummation of the transactions contemplated by the Merger Agreement, which is described in the Joint Proxy Statement/Prospectus forming part of such Registration Statement.


DATED: August 29, 1995                          /s/  RICHARD KORSGAARD
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                                                    RICHARD KORSGAARD